As filed with the Securities and Exchange Commission on May 8, 2015

Registration No. 333-95311

Registration No. 333-48492

Registration No. 333-54562

Registration No. 333-65428

Registration No. 333-73504

Registration No. 333-86358

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-95311

FORM S-3 REGISTRATION STATEMENT NO. 333-48492

FORM S-3 REGISTRATION STATEMENT NO. 333-54562

FORM S-3 REGISTRATION STATEMENT NO. 333-65428

FORM S-3 REGISTRATION STATEMENT NO. 333-73504

FORM S-3 REGISTRATION STATEMENT NO. 333-86358

UNDER

THE SECURITIES ACT OF 1933

FAMOUS DAVE’S of AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1782300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12701 Whitewater Drive, Suite 200

Minnetonka, MN 55343

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code (952) 294-1300

Edward H. Rensi

Chief Executive Officer and Director

Famous Dave’s of America, Inc.

12701 Whitewater Drive, Suite 200

Minnetonka, MN 55343

(Name and address of agent for service)

(952) 294-1300

(Telephone number, including area code, of agent for service)

Copies to: William M. Mower Maslon LLP 3300 Wells Fargo Center, 90 South 7th Street Minneapolis, MN 55402 Telephone: (612) 672-8200 Facsimile: (612) 672-8397

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE / DEREGISTRATION OF SECURITIES

These Post-Effective Amendments, filed by Famous Dave’s of America, Inc. (the “Company”), relate to the following Registration Statements filed by the Company on Form S-3 (collectively, the “Registration Statements”):

•	Registration Statement No. 333-95311, originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 25, 2000, as amended on March 17, 2000, pertaining to the registration of 421,610 shares of the common stock of the Company (“Common Stock”) issuable upon the exercise of warrants;

•	Registration Statement No. 333-48492, originally filed with the SEC on October 24, 2000, pertaining to the registration of 195,000 shares of Common Stock;

•	Registration Statement No. 333-54562, originally filed with the SEC on January 29, 2001, pertaining to the registration of 36,200 shares of Common Stock;

•	Registration Statement No. 333- 65428, originally filed with the SEC on July 19, 2001, pertaining to the registration of 329,200 shares of Common Stock;

•	Registration Statement No. 333-73504, originally filed with the SEC on November 16, 2001, pertaining to the registration of 1,000,000 shares of Common Stock; and

•	Registration Statement No. 333-86358, originally filed with the SEC on April 16, 2002, pertaining to the registration of 26,000 shares of Common Stock.

The Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with the undertaking made by the Company pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering subject to the Registration Statements, and pursuant to Rule 478 of the Securities Act, the Company hereby removes from registration all securities under the Registration Statements that remain unsold as of the date hereof and terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minnetonka, in the State of Minnesota, on May 8, 2015.

FAMOUS DAVE’S OF AMERICA, INC.

By:	/s/ Edward H. Rensi
Edward H. Rensi
Chief Executive Officer and Director (Principal Executive Officer)

By:	/s/ Richard A. Pawlowski
Richard A. Pawlowski
Chief Financial Officer (Principal Financial Officer)

By:	/s/ John P. Beckman
John P. Beckman
Chief Accounting Officer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed on May 8, 2015 by the following persons on behalf of the registrant, in the capacities indicated.

Signature	Title

/s/ Edward H. Rensi	Chief Executive Officer and Director
Edward H. Rensi

/s/ Brett D. Heffes	Director
Brett D. Heffes

/s/ Jonathan P. Lennon	Director
Jonathan P. Lennon

/s/ David J. Mastrocola	Director
David J. Mastrocola

/s/ Patrick D. Walsh	Director
Patrick D. Walsh

/s/ Adam J. Wright	Director
Adam J. Wright